Exhibit 10.1

FIFTH AMENDMENT TO

AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) is dated as of November 7, 2018, to be effective as of the Amendment Effective Date (defined below) and is entered into by and between HALCÓN RESOURCES CORPORATION, as “Borrower”, each of the undersigned Guarantors (together with the Borrower, the “Obligors”), each of the undersigned Lenders party to the Credit Agreement, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS

Reference is made to the Amended and Restated Senior Secured Revolving Credit Agreement dated as of September 7, 2017, among the Borrower, a corporation duly formed and existing under the laws of the State of Delaware, each of the Lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, as amended by the First Amendment dated as of November 1, 2017, the Second Amendment dated as of February 2, 2018, the Third Amendment dated as of May 2, 2018 and the Fourth Amendment dated as of July 12, 2018 (such agreement, as the same may be further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise stated in this Amendment, any reference to a “Section” shall be deemed a reference to the applicable Section of the Credit Agreement and capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

WHEREAS, the Borrower has requested and the Administrative Agent and the Lenders party hereto have agreed to enter into this Amendment, and modify certain provisions of the Credit Agreement, all as set forth herein.

NOW, THEREFORE, to induce the Administrative Agent and the Majority Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

Section 1.01                 Amendment to Section 1.02.

(a)                                 The definition of EBITDA is hereby amended to read:

“EBITDA” means, for any period, an amount determined for the Borrower and its Consolidated Restricted Subsidiaries equal to the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) interest expense, (b) income taxes, (c) depreciation, (d) depletion, (e) amortization, (f) all other non-cash charges and (g) the amount of non-recurring expenses and charges in an amount not to exceed ten percent (10%) of EBITDA (prior to giving effect to such addbacks) for such period in the aggregate during such time, minus all non-cash income (including cancellation of indebtedness income) to the extent included in Consolidated Net Income; provided, that for purposes of determining EBITDA:

(i)                                     for the fiscal quarter ending September 30, 2018, EBITDA shall be equal to EBITDA for the six month period then ending multiplied by 2,

(ii)                                  for the fiscal quarter ending December 31, 2018, EBITDA shall be equal to EBITDA for the nine month period then ending multiplied by 4/3,

(iii)                               for the fiscal quarter ending March 31, 2018, EBITDA shall be equal to EBITDA for such fiscal quarter multiplied by 4,

(iv)                              for the fiscal quarter ending June 30, 2019, EBITDA shall be equal to EBITDA for the six month period then ending multiplied by 2, and

(v)                                 for the fiscal quarter ending September 30, 2019, EBITDA shall be equal to EBITDA for the nine month period then ending multiplied by 4/3.

(b)                                 The following defined terms are hereby added in the appropriate alphabetical order as follows:

“Water Business Asset Sale” means the sale pursuant to that certain Asset Purchase Agreement dated as of October 31, 2018 among certain of the Borrower’s Subsidiaries as sellers and a private company, as buyer, of all or a material portion of approximately 50 miles of water gathering pipelines, saltwater disposal wells, water recycling pits and equipment, fresh water wells, and other related infrastructure assets, together with the corresponding fee surface, surface use agreements, easements and rights of way related thereto, that are currently owned by the Guarantors in Pecos, Reeves, Ward and Winkler Counties, Texas for aggregate consideration of up to $325.0 million, subject to customary closing conditions and adjustments, consisting of an initial cash payment of $200.0 million and additional payment of up to $125.0 million on a deferred basis subject to meeting certain annual incentive thresholds.

“Water Business Asset Sale Notice” means a notice delivered by the Borrower, in the form of a certificate of a Responsible Officer of the Borrower following the consummation of the Water Business Asset Sale.

(c)                                  The following defined terms are hereby deleted in their entirety, “Midstream Asset Sale” and “Midstream Asset Sale Notice”.

Section 1.02     Amendment to Section 8.01(t).  Section 8.01(t) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(t)                              Water Business Asset Sale Notice.  Upon the consummation of the Water Business Asset Sale, but no later than three Business Days thereafter, the Borrower shall deliver a Water Business Asset Sale Notice to the Administrative Agent.”

Section 1.03     Amendment to Section 9.01(a).  Section 9.01(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)                           Total Net Indebtedness Leverage Ratio.  The Borrower will not permit its ratio of Consolidated Total Net Debt as of the last day each fiscal quarter set forth below to EBITDA as of such day to be greater than the ratio set forth opposite such date:

Fiscal Quarter	Ratio
September 30, 2018	4.75: 1.0
December 31, 2018	4.25: 1.0
Thereafter	4.00: 1.0”

Section 1.04     Amendment to Section 9.12.  Section 9.12 is hereby amended by deleting “and” at the end of Section 9.12(h), deleting the “.” at the end of Section 9.12(i) and replacing it with “; and” and adding the following Section 9.12(j):

“(j)                              if no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would occur as a result thereof after giving effect to any concurrent amendments, waivers, or repayments of the Loans pertaining thereto, the Water Business Asset Sale.”

ARTICLE II
CONDITIONS PRECEDENT

This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions are satisfied (or waived in accordance with Section 12.02):

Section 2.01     Amendment.  The Administrative Agent shall have received a counterpart of this Amendment signed by the Borrower and the Majority Lenders.

Section 2.02     Fees.  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment in full of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 2.03     No Default; No Material Adverse Effect.  At the time of and immediately after giving effect to this Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Article II or the waiver of such conditions as permitted in Section 12.02.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

ARTICLE III
MISCELLANEOUS

Section 3.01     Confirmation.  The provisions of the Credit Agreement shall remain in full force and effect following the effectiveness of this Amendment.

Section 3.02     Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, and (c) represents and warrants to the Lenders that on and as of the date hereof, and immediately after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except those which have a materiality qualifier, which shall be true and correct as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date; (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 3.03     Loan Document.  This Amendment is a Loan Document.

Section 3.04     Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

Section 3.05     NO ORAL AGREEMENT.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 3.06     GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.07     Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.08     Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.09     No Waiver.  Neither the execution by the Administrative Agent or the Majority Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Majority Lenders or their respective officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Majority Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents (collectively, “Violations”).  Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Administrative Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Violations, (ii) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, except as expressly set forth herein, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Amendment shall be construed to be a waiver by the Administrative Agent or the Lenders of any Violations.

[Counterpart signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

BORROWER:	HALCÓN RESOURCES CORPORATION

	By:	/s/ Mark J. Mize
		Name:	Mark J. Mize
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Fifth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

GUARANTORS:	HALCÓN HOLDINGS, INC.
HALCÓN RESOURCES OPERATING, INC.
HALCÓN ENERGY PROPERTIES, INC.
HALCÓN OPERATING CO., INC.
HALCÓN FIELD SERVICES, LLC
HALCÓN PERMIAN, LLC

By:	/s/ Mark J. Mize
Name:	Mark J. Mize
Title:	Executive Vice President,
Chief Financial Officer and Treasurer

Signature Page to Fifth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Ron Dierker
	Name:	Ron Dierker
	Title:	Authorized Officer

Signature Page to Fifth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

BMO HARRIS BANK N.A.
as a Lender

By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Managing Director

Signature Page to Fifth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Todd C. Fogle
	Name:	Todd C. Fogle
	Title:	Director

Signature Page to Fifth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

NATIXIS, NEW YORK BRANCH,
as a Lender

By:	/s/ Vikram Nath
	Name:	Vikram Nath
	Title:	Director

By:	/s/ Brian O’Keefe
	Name:	Brian O’Keefe
	Title:	Vice President

Signature Page to Fifth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Emilee Scott
	Name:	Emilee Scott
	Title:	Authorized Signatory

Signature Page to Fifth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement

Halcón Resources Corporation